Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

COST PLUS, INC.

(hereinafter called the “Corporation”)

Effective June 29, 2012

ARTICLE I

APPLICABILITY

Section 1.      Applicability of Bylaws.  These Bylaws govern, except as otherwise provided by statute or its Articles of Incorporation, the management of the business and the conduct of the affairs of the Corporation.

ARTICLE II

OFFICES

Section 1.      Principal Offices.  The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California.  If the principal executive office is located outside the State of California and the Corporation has one or more business offices in this state, the Board of Directors shall designate a principal business office in the State of California.

Section 2.      Change in Location or Number of Offices.  The Board of Directors may change any office from one location to another or eliminate any office or offices.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 1.      Place of Meetings.  Meetings of the shareholders shall be held at any place within or without the State of California designated by the Board of Directors or, in the absence of such designation, at the principal executive office of the Corporation.

Section 2.      Annual Meetings.  An annual meeting of the shareholders shall be held within one hundred eighty (180) days following the end of the fiscal year of the Corporation at a date and time designated by the Board of Directors.  Directors shall be elected at each annual meeting, and any other proper business may be transacted at such meeting.

Section 3.      Special Meetings.

(a)           Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board, or the President, or upon the request of the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting.

(b)           Any request for the calling of a special meeting of the shareholders shall (i) be in writing, (ii) specify the date and time thereof, which date shall be not less than thirty-five (35) nor more than sixty (60) days after receipt of the request, (iii) specify the general nature of the business to be transacted at such meeting and (iv) be given either personally or by first-class mail, postage prepaid, or other means of written communication to the Chairman of the Board, President, any Vice President, or Secretary of the Corporation.  The officer receiving a proper request to call a special meeting of the shareholders shall cause notice to be given pursuant to the provisions of Section 4 of this Article to the shareholders entitled to vote at such meeting that a meeting will be held at the date and time specified by the person or persons calling the meeting.  If notice is not given within twenty (20) days of the receipt of the request, the shareholders making the request may give notice of such meeting so long as the notice given complies with the other provisions of this subsection.

(c)           No business may be transacted at a special meeting unless the general nature of such business is stated in the notice of such meeting.

Section 4.      Notice of Annual, Special or Adjourned Meetings; Electronic Meetings.

(a)           Whenever any meeting of the shareholders is to be held, a written notice of such meeting shall be given in the manner described in subdivision (d) of this Section not less than ten (10) nor more than sixty (60) days before the date of such meeting to each shareholder entitled to vote at such meeting.  The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted, or, in the case of the annual meeting, those matters which the Board of Directors, at the time of the giving of the notice, intends to present for action by the shareholders.  The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board of Directors intends to present for election.

(b)           Any proper matter may be presented at an annual meeting for action.  However, any action to approve (i) a contract or transaction in which a director has a direct or indirect financial interest under Section 310 of the Corporations Code of California (the “Corporations Code”), (ii) an amendment of the Articles of Incorporation under Section 902 of the Corporations Code, (iii) a reorganization of the Corporation under Section 1201 of the Corporations Code, (iv) a voluntary dissolution of the Corporation under Section 1900 of the Corporations Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares under Section 2007 of the Corporations Code may be taken only if the notice of the meeting states the general nature of the matter to be approved.

(c)           Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than forty-five (45) days or if after the adjournment a new record date is provided for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at that meeting.

(d)           Notice of any meeting of the shareholders shall be given personally, by electronic transmission, by first class mail, by telegraph, by facsimile, or by other written communication, addressed to the shareholder at such shareholder’s address appearing on the books of the Corporation or given by such shareholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located.  Notice shall be deemed to have been given at the time when delivered personally to the recipient, sent by electronic transmission to the recipient, deposited in the mail, delivered to a common carrier for transmission to the recipient or sent by other means of written communication.  An affidavit of the mailing or other means of giving notice may be executed by the Secretary, assistant secretary or any transfer agent of the Corporation giving the notice and shall be prima facie evidence of the giving of the notice.  Such affidavits shall be filed and maintained in the minute books of the Corporation.

(e)           If any notice or report (not sent by electronic transmission) addressed to the shareholder at such shareholder’s address appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon such shareholder’s written demand at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice or report to all other shareholders.

(f)            Any annual or special meeting of the shareholders may be conducted, in whole or in part, by electronic transmission by and to the Corporation or by electronic video screen communication, provided: (i) the Corporation implements reasonable measures to provide shareholders an opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings, and (ii) if any shareholder votes or takes other action at the meeting by means of electronic transmission to the Corporation or electronic video screen communication, a record of that vote or action is maintained by the Corporation. If such electronic meetings are authorized, a shareholder that attends via electronic transmission by and to the Corporation or electronic video screen communication shall be deemed present as if that shareholder had attended the meeting in person or by proxy. Unless all shareholders otherwise consent, any request by the Corporation to a shareholder for consent to conduct a meeting of shareholders by electronic transmission by and to the Corporation, shall include a notice that, absent consent of the shareholder, the meeting shall also be held at a physical location in accordance with Section 3 of Article III or this Section 4.  Nothing in this Section 4 shall limit or restrict a shareholder’s right to notice of a meeting as provided in Section 3 of Article III or this Section 4.

Section 5.      Record Date.

(a)           The Board of Directors may fix a time in the future as a record date for determination of the shareholders entitled to (i) notice of any meeting or to vote at such meeting, (ii) give written consent to any corporate action without a meeting, (iii) receive payment of any dividend or other distribution or allotment of any rights or (iv) exercise any rights, in respect of any other lawful action.  The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of any meeting of the shareholders nor more than sixty (60) days prior to any other action.

(b)           If no record date is fixed:

(i)  The record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(ii)  The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.

(iii)  The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

(c)           Only shareholders of record on the close of business on the record date are entitled to notice and to vote, to give written consent or to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

(d)           A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

Section 6.      Quorum.

(a)           A majority of the shares entitled to vote at a meeting of the shareholders, represented in person or by proxy, shall constitute a quorum for the transaction of business thereat.

(b)           The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7.      Adjournment.  Any meeting of the shareholders may be adjourned from time to time, whether or not a quorum is present, by the vote of a majority of the shares represented at such meeting either in person or by proxy.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 8. Validation of Actions Taken at Defectively Called, Noticed or Held Meetings.

(a)           The transactions of any meeting of the shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote at such meeting, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof.  Any written waiver of notice shall comply with subdivision (f) of Section 601 of the Corporations Code.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

(b)           Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except (i) when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (ii) that attendance at a meeting is not a waiver of any right to object to the consideration of any matter required by the Corporations Code to be included in the notice but not so included, if such objection is expressly made at the meeting.

Section 9.      Act of Shareholders; Voting for Election of Directors.

(a)           The affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number is required by law or the Articles of Incorporation.

(b)           Every shareholder complying with subdivision (c) of this Section and entitled to vote at any election of directors may cumulate votes and give one (1) candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are normally entitled, or distribute such shareholder’s votes on the same principle among as many candidates as such shareholder thinks fit.

(c)           No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless the candidate’s or candidates’ names for which such shareholder desires to cumulate votes have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of such shareholder’s intention to cumulate votes.  If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

(d)           Elections for directors may be by voice vote or by ballot unless any shareholder entitled to vote demands election by ballot at the meeting prior to the voting, in which case the vote shall be by ballot.

(e)           In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected as directors.

Section 10.    Proxies.

(a)           Every person entitled to vote shares may authorize another person or persons to act with respect to such shares by a written proxy signed by such person or such person’s attorney-in-fact and filed with the Secretary of the Corporation.  A proxy shall be deemed signed if the shareholder’s name or other authorization is placed on the proxy (whether by manual signature, typewriting, telegraphic, or electronic transmission or otherwise) by such shareholder or such shareholder’s attorney-in-fact.

(b)           Any validly executed proxy, except a proxy which is irrevocable pursuant to subdivision (c) of this section, shall continue in full force and effect until the expiration of the term specified therein or upon its earlier revocation by the person executing it prior to the vote pursuant thereto (i) by a writing delivered to the Corporation stating that it is revoked, (ii) by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or (iii) as to any meeting by attendance at such meeting and voting in person by the person executing the proxy.  No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.  The date contained on the form of proxy shall presumptively determine the order of execution regardless of the postmark dates in the envelopes in which they are marked.  A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

(c)           A proxy which states that it is irrevocable is irrevocable for the period specified therein subject to the provisions of subdivisions (e) and (f) of Section 705 of the Corporations Code.

Section 11.    Inspectors of Election.

(a)           In advance of any meeting of the shareholders, the Board of Directors may appoint either one (1) or three (3) persons (other than nominees for the office of director) as inspectors of election to act at such meeting or any adjournments thereof.  If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may, and on the request of any shareholder or proxyholder shall, appoint inspectors of election (or persons to replace those who so fail or refuse to act) at the meeting.  If appointed at a meeting on the request of one (1) or more shareholders or the proxyholders thereof, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

(b)           The duties of inspectors of election and the manner of performance thereof shall be as prescribed in subdivisions (b) and (c) of Section 707 of the Corporations Code.

Section 12.    Action by Written Consent.

(a)           Subject to subdivisions (b) and (c) of this Section, any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without a vote, and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.  All such consents shall be filed with the secretary of the Corporation and maintained with the corporate records.

(b)           Except for the election of a director by written consent to fill a vacancy (other than a vacancy created by removal), directors may be elected by written consent only by the unanimous written consent of all shares entitled to vote for the election of directors.  In the case of an election of a director by written consent to fill a vacancy (other than a vacancy created by removal), any such election requires the consent of a majority of the outstanding shares entitled to vote for the election of directors.

(c)           Unless the consents of all shareholders entitled to vote have been solicited in writing, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting.  Such notice shall be given in the manner specified in subdivision (d) of Section 4 of this Article.  In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest under Section 310 of the Corporations Code, (2) indemnification of corporate agents of the Corporation under Section 317 of the Corporations Code, (iii) a reorganization of the Corporation under Section 1201 of the Corporations Code, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares under Section 2007 of the Corporations Code, notice of such approval shall be given at least ten (10) days before the consummation of any action authorized by that approval.

(d)           Any shareholder giving a written consent, or such shareholder’s proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation but may not do so thereafter.  Such revocation is effective upon its receipt by the Secretary of the Corporation.

ARTICLE IV

DIRECTORS

Section 1.      Number of Directors.

(a)           The number of directors of the corporation shall be such number, as shall be determined from time to time by the Board of Directors or its shareholders.  The number of directors shall not be less than three, unless the number of shareholders is less than three, in which event the number of directors may not be less than the number of shareholders.  The initial number of directors of the corporation shall be such number of directors as is elected by the incorporator(s).  Directors need not be shareholders.

(b)           The establishment of a fixed number of directors or change of the maximum or minimum number of directors may only be effected by an amendment of this Section approved by the vote or written consent of a majority of the outstanding shares entitled to vote.

Section 2.      Election of Directors.  Directors shall be elected at each annual meeting of the shareholders.

Section 3.      Term of Office.  Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which such director is elected and until a successor has been elected and qualified.

Section 4.      Vacancies.

(a)           A vacancy in the Board of Directors exists whenever any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors, or otherwise.

(b)           Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director.  A vacancy created by the removal of a director shall be filled only by a person elected by a majority of the shareholders entitled to vote at a duly held meeting at which there is a quorum present or by the unanimous written consent of the holders of the outstanding shares entitled to vote at such a meeting.

(c)           The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

Section 5.      Removal.

(a)           The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

(b)           Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed (unless the entire Board of Directors is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected.

(c)           Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director’s term of office.

Section 6.      Resignation.  Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of the resignation.  If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 7.      Fees and Compensation.  Directors may be paid for their services in such capacity a sum in such amounts, at such times and upon such conditions as may be determined from time to time by resolution of the Board of Directors and may be reimbursed for their expenses, if any, for attendance at each meeting of the Board or a committee thereof.  No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation in any manner for such services.

ARTICLE V

COMMITTEES OF THE BOARD OF DIRECTORS

Section 1.      Designation of Committees.  The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate (a) one (1) or more committees, each consisting of two (2) or more directors and (b) one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee.  Any member or alternate member of a committee shall serve at the pleasure of the Board.

Section 2.      Powers of Committees.  Any committee, to the extent provided in the resolution of the Board of Directors designating such committee, shall have all the authority of the Board, except with respect to:

(a)           The approval of any action for which the Corporations Code also requires any action by the shareholders;

(b)           The filling of vacancies on the Board or in any committee of the Board;

(c)           The fixing of compensation of the directors for serving on the Board or on any committee of the Board;

(d)           The amendment or repeal of these Bylaws or the adoption of new bylaws;

(e)           The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)            A distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

(g)           The designation of other committees of the Board or the appointment of members or alternate members of any such committee.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

AND THE COMMITTEES THEREOF

Section 1.      Place and Meetings.  Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by the Board or, in the absence of such designation, at the principal executive office of the Corporation.  Special meetings of the Board shall be held either at any place within or without the State of California which has been designated in the notice of meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone, electronic video screen communication, or electronic transmission by and to the Corporation; and all such directors shall be deemed to be present in person at the meeting so long as each director can hear each other in the case of meetings by conference telephone or electronic video screen communication, or can communicate with all other members concurrently in the case of meetings by electronic transmission by and to the Corporation.

Section 2.      Organization Meeting.  Immediately following each annual meeting of the shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization and the transaction of other business.  Notice of any such meeting is not required.

Section 3.      Other Regular Meetings.  Other regular meetings of the Board of Directors shall be held without call at such time as shall be designated from time to time by the Board.  Notice of any such meeting is not required.

Section 4.      Special Meetings.  Special meetings of the Board of Directors may be called at any time for any purpose or purposes by the Chairman of the Board, the President, any Vice President, the Secretary, or any two (2) directors.  Notice shall be given of any special meeting of the Board.

Section 5.      Notice of Special Meetings.  Notice of the time and place of special meetings of the Board of Directors shall be delivered personally or by telephone to each director or sent to each director by first-class mail, telegraph or by electronic transmission, charges prepaid, addressed to each director at that director’s address as shown on the records of the Corporation.  Such notice shall be given four (4) days prior to the holding of the special meeting if sent by mail or forty-eight (48) hours prior to the holding of such meeting if delivered personally or given by telephone, telegraph or by electronic transmission.  The notice or report shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by other means of written communication.  Notice of any special meeting of the Board of Directors need not specify the purpose of such meeting.

Section 6.      Waivers, Consents and Approvals.  Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 7.      Quorum; Action at Meetings; Telephone Meetings.

(a)           A majority of the authorized number of directors shall constitute a quorum for the transaction of business.  Every act or decision done or made by a majority of the directors present is the act of the Board of Directors, unless action by a greater proportion of the directors is required by law or the Articles of Incorporation.

(b)           A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

(c)           Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another.

Section 8.      Adjournment.  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.  If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 9.      Action Without a Meeting.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board.  Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 10.    Meetings of and Action by Committees.  The provisions of this Article apply to committees of the Board of Directors and action by such committees with such changes in the language of those provisions as are necessary to substitute the committee and its members for the Board and its members.

ARTICLE VII

OFFICERS

Section 1.      Officers.  The Corporation shall have as officers a President, a Secretary, and a Chief Financial Officer.  The Corporation may also have, at the discretion of the Board, a Chairman of the Board, one (1) or more vice presidents, one (1) or more assistant secretaries, one (1) or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article.  One person may hold two or more offices.

Section 2.      Election of Officers.  The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by the Board of Directors.

Section 3.      Subordinate Officers, Etc.  The Board of Directors may appoint by resolution, and may empower the Chairman of the Board, if there be such an officer, or the President to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are determined from time to time by resolution of the Board or, in the absence of any such determination, as are provided in these Bylaws.  Any appointment of an officer shall be evidenced by written instrument filed with the Secretary of the Corporation and maintained with the corporate records.

Section 4.      Removal.  Any officer may be removed, either with or without cause, by the Board of Directors or, except in case of any officer chosen by the Board, by any officer upon whom such power of removal may be conferred by resolution of the Board.

Section 5.      Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 6.      Chairman of the Board.  If there is a Chairman of the Board, the Chairman of the Board shall, if present, preside at all meetings of the Board of Directors, exercise and perform such other powers and duties as may be from time to time assigned to such officer by resolution of the Board or prescribed by these Bylaws, and, if there is no President, shall be the chief executive officer of the Corporation and have the power and duties set forth in Section 7 of this Article.

Section 7.      President.  Subject to such supervisory powers, if any, as may be given by these Bylaws or the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer and general manager of the Corporation and shall, subject to the control of the Board, have general supervision, direction, and control of the business and affairs of the Corporation.  The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board.  The President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed from time to time by resolution of the Board.

Section 8.      Vice President.  In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or as the President may from time to time delegate.

Section 9.      Secretary.

(a)           The Secretary shall keep or cause to be kept (i) the minute book, (ii) the share register, and (iii) the seal of the Corporation.

(b)           The Secretary, an assistant secretary, or, if they are absent or unable to act, any other officer shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or any committee of the Board of Directors.

Section 10.    Chief Financial Officer.

(a)           The Chief Financial officer shall keep, or cause to be kept, the books and records of account of the Corporation.

(b)           The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated from time to time by resolution of the Board of Directors.  The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Board, whenever they request it, an account of all transactions of the Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or as the President may from time to time delegate.

ARTICLE VIII

RECORDS AND REPORTS

Section 1.      Minute Book.  The Corporation shall keep or cause to be kept in written form at its principal executive office or such other place as the Board of Directors may order, a minute book which shall contain a record of all actions by its shareholders, Board, or committees of the Board including the time, date, and place of each meeting; whether a meeting is regular or special and, if special, how called; the manner of giving notice of each meeting and a copy of such notice; the names of those present at each meeting of the Board or committees of the Board; the number of shares present or represented at each meeting of the shareholders; the proceedings of all meetings; any written waivers of notice, consents to the holding of a meeting or approvals of the minutes of a meeting; and written consents for action without a meeting.

Section 2.      Share Register.  The Corporation shall keep or cause to be kept at its principal executive office or, if so provided by resolution of the Board of Directors, at the Corporation’s transfer agent or registrar, a share register, or a duplicate share register, which shall contain the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

Section 3.      Books and Records of Account.  The Corporation shall keep or cause to be kept at its principal executive office or such other place as the Board of Directors may order adequate and correct books and records of account.

Section 4.      Bylaws.  The Corporation shall keep at its principal executive office or, in the absence of such office in the State of California, at its principal business office in the state, the original or a copy of the bylaws as amended to date.

Section 5.      Annual Report to Shareholders.  The annual report to the shareholders described in Section 1501 of the Corporations Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the Corporation as they see fit.

ARTICLE IX

MISCELLANEOUS

Section 1.      Checks, Drafts, Etc.  All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, and any assignment or endorsement of such instruments issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 2.      Certificates of Stock.  Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation.   The Board of Directors may authorize the issuance of certificates for shares as partly paid provided that these certificates shall conspicuously state the amount of the consideration to be paid for them and the amount already paid.  All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an assistant treasurer or the Secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on a certificate may be by facsimile signature.  If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 3.      Lost Certificates.  Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time.  The Board of Directors may, if any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu of such certificate upon such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate.

Section 4.      Representation of Shares of Other Corporations.  Any person designated by resolution of the Board of Directors or, in the absence of such designation, the Chairman of the Board, the President, or any Vice President, the Chief Financial Officer, the Secretary, or any other person authorized by any of the foregoing is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, owned by the Corporation.

Section 5.      Construction and Definitions.  Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the Corporations Code shall govern the construction of these Bylaws.

ARTICLE X

INDEMNIFICATION

Section 1.      Indemnification of Directors.  The Corporation shall, to the maximum extent and in the manner permitted by the Corporations Code, indemnify each of its directors against expenses (as defined in Section 317(a) of the Corporations Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Corporations Code), arising by reason of the fact that such person is or was an agent of the Corporation.  For purposes of this Article X, a “director” of the Corporation includes any person (i) who is or was a director of the Corporation, (ii) who is or was a director of the Corporation and who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 2.      Indemnification of Others.  The Corporation shall have the power, to the extent and in the manner permitted by the Corporations Code, to indemnify each of its officers, employees and agents (other than directors) against expenses (as defined in Section 317(a) of the Corporations Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Corporations Code), arising by reason of the fact that such person is or was an agent of the Corporation.  For purposes of this Article X, an “officer,” “employee” or “agent” of the Corporation (other than a director) includes any person (i) who is or was an officer, employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an officer, employee or agent of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 3.      Payment of Expenses in Advance.  Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 1 of Article X or for which indemnification is permitted pursuant to Section 2 of Article X following authorization thereof by the Board shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article X.

Section 4.      Indemnity Not Exclusive.  The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.  Any rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 5.      Insurance Indemnification.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article X.

Section 6.      Conflicts.  No indemnification or advance shall be made under this Article X, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a)           that it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)           that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 7.      Indemnity Agreements.  The Board is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board so determines and to the extent permitted by applicable law, greater than, those provided for in this Article X.

Section 8.  Amendment, Repeal or Modification.  Any amendment, repeal or modification of any provision of this Article X shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE XI

AMENDMENTS

Section 1.      Amendments.  Bylaws may be adopted, amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote, or by approval of the Board except that a bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number, or changing from fixed to a variable board or vice versa, may only be adopted, amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares.